SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): APRIL 15, 1998


                    SHEFFIELD PHARMACEUTICALS INC.
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             (Exact name of Registrant as specified in its charter)


       Delaware                        1-12584                 13-3808303
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(State or other jurisdiction         (Commission             (I.R.S. Employer
 of incorporation)                   File Number)             Identification
                                                              Number)



425 WOODSMILL ROAD, ST. LOUIS, MISSOURI                        63017
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(Address of Principal executive offices)                       (Zip Code)



                                 (314) 579-9899
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               Registrant's telephone number, including area code



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          (Former Name or Former Address; if Changed Since Last Report)

ITEM 5.           OTHER EVENTS.

                  On April 15, 1998, Sheffield Pharmaceuticals, Inc. (the "Company") announced that it had entered into an option agreement to form a strategic arrangement with Zambon Group SpA of Milan, Italy for the worldwide development and commercialization of drugs to treat respiratory disease in the Company's proprietary Metered Solution Inhaler (MSI) system. A copy of the press release disclosing information relating to the option agreement and certain other matters is attached as an exhibit to this report.

                  On April 16, 1998, the Company announced its financial results for the fourth quarter and year ended December 31, 1998. In addition, the Company announced that it had completed the offering and sale of its Series B Cumulative Convertible Redeemable Preferred Stock ("Series B Preferred Stock") for gross proceeds of $1.25 million. Copies of (i) the related press release and
(ii) the Certificate of Designations, Preferences and Rights of the Series B Preferred Stock are attached as exhibits to this report.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                  AND EXHIBITS.


                  (c) EXHIBITS

                  1.       Press Release of the Company dated April 15, 1998.

                  2.       Press Release of the Company dated April 16, 1998.

                  3.       Certificate of  Designations,  Preferences and Rights
                           of  Series  B   Cumulative   Convertible   Redeemable
                           Preferred Stock of the Company dated April 15, 1998.


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
                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         SHEFFIELD PHARMACEUTICALS INC.


Date: April 17, 1998                     By: /s/ Judy Roeske Bullock
                                             ----------------------------------
                                             Judy Roeske Bullock
                                             Vice President and Chief Financial
                                             Officer


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